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                                                        EXHIBIT 10.1




                              LEAR CORPORATION
                           1996 STOCK OPTION PLAN
             (As Amended and Restated Effective January 1, 1997)



     1. Purpose. The purposes of the Lear Corporation 1996 Stock Option Plan (the "Plan") are, in general, to give Lear Corporation (the "Company") a significant advantage in retaining employees, officers and directors and to provide an incentive to selected key employees, officers and Eligible Directors (as defined in Section 6(a)) of the Company, its subsidiaries and any parent ("Affiliates"), within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), and consultants and advisors whom the Committee (as defined in Section 3) determines provide substantial and important services to the Company (as limited in Section 6(a)), to acquire a proprietary interest in the Company, to continue as employees, officers and directors or in their other capacities, and to increase their efforts on behalf of the Company.
     2.      The Plan.  Two types of stock options may be granted under the
Plan: incentive stock options as defined in Code Section 422 and the regulations promulgated thereunder ("ISOs") and options that do not qualify as incentive stock options ("NQSOs"). All options shall be exercisable to purchase shares of common stock, $.01 par value (the "Common Stock"), of the Company.
Collectively, ISOs and NQSOs are referred to herein as "Options".
          Subject to Sections 3 and 6(a), ISOs may be awarded to key employees of the Company and its Affiliates, including employees who are officers and Eligible Directors (as defined in Section 6(a)), but shall not be awarded to Eligible Directors or others who are not employees.

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          Subject to Sections 3 and 6(a), NQSOs may be awarded to employees,
Eligible Directors (as defined in Section 6(a)), and consultants and advisors whom the Committee (as defined in Section 3) determines provide substantial and important services to the Company (as limited in Section 6(a)).
          To the extent that any Option is not designated as an ISO, or even if so designated it does not qualify as an ISO, it shall be treated as a NQSO.
     3. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or any other committee appointed by the Board of Directors of the Company, which committee for purposes of this Plan shall be treated as the Compensation Committee, (the "Committee"). The Committee shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting. Subject to the provisions of the Plan, the Committee shall from time to time and at its discretion: (i) grant Options; (ii) determine which key employees, officers and Eligible Directors (as defined in Section 6(a)), and consultants and advisors performing substantial and important services (as limited in Section 6(a)) may be granted such Options under the Plan ("Grantees"); (iii) determine whether any Option shall be an ISO or NQSO; (iv) determine the number of shares subject to each Option; (v) determine the term of each Option granted under the Plan; (vi) determine the date or dates on which the Option shall vest and become exercisable; (vii) determine the exercise price of any Option; (viii) determine the fair market value of the Common Stock subject to the Options; (ix) determine the terms of any agreement pursuant to which Options are granted; (x) amend any





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such agreement with the consent of the Grantee; and (xi) determine any other matters specifically delegated to it under the Plan or necessary for the proper administration of the Plan.
          The Committee shall also have the sole and complete authority and discretion to interpret and construe the terms of the Plan, of any agreement pursuant to which Options are granted, and of any Option. Such interpretation and construction by the Committee shall be final, binding and conclusive upon all persons including, without limitation, the Company, stockholders of the Company, the Plan and all persons claiming an interest under the Plan. Notwithstanding anything contained in this Section to the contrary, no term of the Plan relating to ISOs shall be interpreted, nor shall any discretion or authority of the Committee be exercised, so as to disqualify the Plan under Code
Section 422 or, without the consent of the Grantee, to disqualify any ISO held by a Grantee under Code Section 422.
          No member of the Committee or any director, officer, employee or agent of the Company shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Option granted hereunder.
     4. Effectiveness and Termination of Plan. This Plan shall terminate on the earliest of:
               a. The tenth anniversary of the effective date of the Plan as determined under this Section 4;
               b. The date when all shares of the Common Stock reserved for issuance under the Plan shall have been acquired through exercise of Options granted under the Plan; or





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               c.   The date determined by the Company's Board of Directors
                    or the Committee.
This Plan shall become effective as of the date this Plan is approved by the stockholders. Any Option outstanding under the Plan when the Plan terminates shall remain in effect in accordance with the respective terms and conditions of the Option and the Plan.
     5. The Stock. The aggregate number of shares of Common Stock that may be issued under the Plan shall be 1,000,000 shares; provided, however, that the maximum number of shares of Common Stock available with respect to the Options granted by the Committee to any one Grantee under the Plan shall not exceed 100,000. Such number of shares may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose, or shares of Common Stock held in or acquired for the treasury of the Company. If any Option terminates or expires unexercised, in whole or in part, the shares thereby released may again be made subject to Options granted hereunder.
     6. Grant, Terms and Conditions of Options. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Each Option granted under the Plan shall be evidenced by an agreement in substantially the form attached hereto as Exhibit A. The terms and conditions of such Option agreement need not be identical with respect to each Grantee. The Committee shall set forth in each such agreement: (i) the exercise price of the Option; (ii) the number of shares of Common Stock subject to, and the expiration date of, the Option; (iii) the manner, time and rate of exercise or vesting of the Option; and (iv) whether the Option is an ISO or NQSO. For purposes of this Section, an Option shall be deemed granted on the date the Committee selects an individual to be a Grantee,





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determines the number of shares to be issued pursuant to such Option and specifies the terms and conditions of the Option. Except as hereinafter provided, Options granted pursuant to the Plan shall be subject to the following terms and conditions:
          a. Grantee. Subject to Section 2 hereof, the Grantees of any Options hereunder shall be such key employees, officers and Eligible Directors of the Company and its Affiliates, as determined by the Committee, and consultants and advisors whom the Committee determines provide substantial and important services to the Company. Notwithstanding the foregoing, the substantial and important services provided by a consultant or an advisor may not be in connection with the offer or sale of securities in a capital raising transaction. An "Eligible Director" is any director who is an employee of the Company or an Affiliate, or an Independent Director (as defined in Section 6(k)).
          b. Price and Exercise. The exercise price of the shares of Common Stock upon exercise of an Option shall be no less than the fair market value of the shares at the time of the grant of an Option. If an ISO is granted to an employee owning shares of the Company possessing more than 10% of the total combined voting power of all classes of shares of the Company as defined in Code Section 422 ("10% Stockholder"), the exercise price shall be no less than 110% of the fair market value of the shares at the time of the grant of the ISO. The fair market value of the Common Stock shall be:
                   (i)     the closing price of publicly traded Common
               Stock on the national securities exchange on which the Common Stock is listed (if the Common Stock is so listed) or on the NASDAQ National Market System (if the Common Stock is regularly quoted on the NASDAQ National Market System);





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               (ii)    if not so listed or regularly quoted, the mean between
     the closing bid and asked prices of publicly traded Common Stock in the over-the-counter market; or
               (iii) if such bid and asked prices are not available, as reported by any nationally recognized quotation service selected by the Company or as determined by the Committee in a manner consistent with the provisions of the Code.
          The notice of the exercise of any Option shall be accompanied by payment in full of the exercise price. Except as hereinafter provided, the exercise price shall be paid in United States dollars and in cash or by certified or cashier's check payable to the order of the Company at the time of purchase. At the discretion of the Committee, the exercise price, or any portion thereof, may be paid with: (i) Common Stock acquired through the exercise of an Option granted by the Company which Common Stock has been held by the Grantee for at least one year, or any other Common Stock already owned by, and in the possession of, the Grantee; or (ii) any combination of cash, certified or cashier's check, and Common Stock meeting the requirements of clause (i) above. Except as provided in the following sentence, any withholding tax, up to the minimum withholding requirement for supplemental wages, shall be paid with shares of Common Stock issuable to the Grantee upon exercise of the Option, with a fair market value equal to the minimum required withholding tax. If the Option is transferred pursuant to Section 7(b), however, any such withholding obligation shall not be satisfied with shares of Common Stock issuable to the Grantee upon exercise of the Option and may be paid by the Grantee (not the transferee) with (i) cash or by certified or cashier's check;
(ii) Common Stock acquired through the exercise of an Option granted by the Company which Common Stock has

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been held by the Grantee for at least one year, or any other Common Stock already owned by, and in the possession of, the Grantee; or (iii) any combination of cash, certified or cashier's check, and Common Stock meeting the requirements of clause (ii) above. Shares of Common Stock used to satisfy the exercise price of an Option and/or any required minimum withholding tax shall be valued at their fair market value as determined by the Committee as of the date of exercise.
          c. Vesting. Options shall vest in accordance with the schedule established for each Grantee; provided, however, that all Options awarded to a Grantee shall vest immediately upon said Grantee's death or disability as defined herein.
          d.       Forfeiture.      Notwithstanding anything contained herein to
the contrary, the right (whether or not vested) of a Grantee to exercise his or her outstanding Options, if any, shall be forfeited if the Committee determines, in its sole discretion, that (i) the Grantee has entered into a business or employment which is detrimentally competitive with the Company or substantially injurious to the Company's financial interests; (ii) the Grantee has been discharged from employment with the Company or an Affiliate for Cause; or (iii) the Grantee performed acts of willful malfeasance or gross negligence in a matter of material importance to the Company or an Affiliate. For purposes of this Section 6(d), "Cause" shall have the meaning set forth in any unexpired employment or severance agreement between the Grantee and the Company and/or an Affiliate, and, in the absence of any such agreement, shall mean (i) the willful and continued failure of the Grantee to substantially perform his or her duties with or for the Company or an Affiliate, (ii) the engaging by the Grantee in conduct which is significantly injurious to the Company or an Affiliate, monetarily or otherwise, (iii) the Grantee's conviction





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of a felony, (iv) the Grantee's abuse of illegal drugs or other controlled substances or (v) the Grantee's habitual intoxication.  For purposes of this
Section 6(d), unless otherwise defined in the Grantee's employment or severance agreement, an act or omission is "willful" if such act or omission was knowingly done, or knowingly omitted to be done, by the Grantee not in good faith and without reasonable belief that such act or omission was in the best interest of the Company or an Affiliate.
          e. Additional Restrictions on Exercise of an ISO. The aggregate fair market value of Common Stock (determined at the time an ISO is granted) with respect to which an ISO is exercisable for the first time by a Grantee during any calendar year (under all incentive stock option plans, as defined in Code Section 422, of the Company and its Affiliates) shall not exceed $100,000. To the extent options are granted in excess of this limitation, they shall be treated as NQSOs.
          f. Duration of Options. Options may be granted for terms of up to but not exceeding ten years from the effective date the particular Option is granted. Notwithstanding the foregoing, ISOs granted to a 10% Stockholder may be for a term of up to but not exceeding five years from the effective date the particular ISO is granted.
          g. Termination of Employment. A Grantee's right to exercise an Option after the termination of his or her employment shall be only as follows:
                   (i) Retirement. If the Grantee has a termination of employment by reason of retirement, he or she may within thirteen months following such termination (but not later than the date on which the Option would otherwise expire), exercise any Option that had vested and was exercisable on the date of his or her retirement.





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However, in the event of his or her death prior to the end of the thirteen-month period after his or her retirement, his or her estate shall have the right to exercise any Option that had vested and was exercisable on the date the Grantee retired within thirteen months following the Grantee's termination of employment (but not later than the date on which the Option would otherwise expire). If the Grantee has a termination of employment by reason of retirement, and if such termination of employment does not constitute a vesting event under an Option, the Grantee shall forfeit such Option to the extent that it was not vested and exercisable on the date of his or her termination of employment.
          (ii) Death. If a Grantee dies while employed by the Company or an Affiliate, the Option shall vest and become exercisable upon death and his or her estate shall have the right for a period of thirteen months following the date of such death (but not later than the date on which the Option would otherwise expire) to exercise the Option.
          (iii) Disability. If a Grantee has a termination of employment due to disability, as defined in Code Section 22(e)(3), the Option shall vest and become exercisable upon his or her termination of employment due to disability and he or she shall have the right for a period of thirteen months following the date of such termination of employment (but not later than the date on which the Option would otherwise expire) to exercise the Option.
          (iv) Other Reasons. Except as provided in Section 6(d) hereof, if the Grantee terminates employment due to any reason other than those provided above under "Retirement," "Death," or "Disability," the Grantee or his or her state
(in the event of





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     his or her death after such termination) (a) may exercise any Option to the extent that it was vested and exercisable on the date of his or her termination of employment within the 30-day period following such termination (but not later than the date on which the Option would otherwise expire) and (b) shall forfeit any Option to the extent that it was not vested and exercisable on the date of his or her termination of employment. Notwithstanding the foregoing, for Options granted after December 31, 1996, if the Grantee voluntarily terminates employment other than as provided under "Retirement," "Death," or "Disability," the Grantee or his or her estate (in the event of his or her death after such termination) shall forfeit the right (whether or not vested) to exercise the Option on the date of his or her termination of employment.
               (v) Independent Directors. An Option received by an Independent Director shall vest and become exercisable solely in accordance with its terms.
               For purposes of this Section 6(g):
               (A) "Termination of employment" shall mean the termination of a Grantee's employment with the Company or an Affiliate. A Grantee employed by a subsidiary shall also be deemed to have a termination of employment if the subsidiary ceases to be an Affiliate of the Company, and the Grantee does not immediately thereafter become an employee of the Company or another Affiliate.
A Grantee who is a consultant or advisor shall be considered to have terminated employment when substantial and important services, as determined by the Committee, are no longer provided to the Company by the Grantee.
               (B) "Retirement" shall mean termination of employment on or after attaining the age established by the Company as the normal retirement age in any unexpired employment





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agreement between the Grantee and the Company and/or an Affiliate, or, in the
absence of such an agreement, the normal retirement age under the defined benefit tax-qualified retirement plan or, if none, the defined contribution tax-qualified retirement plan, sponsored by the Company or an Affiliate in which the Grantee participates.
          (C) A Grantee's "estate" shall mean his or her legal representatives upon his or her death or any person who acquires the right to exercise an Option by reason of the Grantee's death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee's death, a copy of the will or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option.
          h. Transferability of Option and Stock Acquired Upon Exercise of Option. Options shall be transferable only by will or the laws of descent and distribution. Options shall be exercisable during the Grantee's lifetime only by the Grantee, or by the guardian or legal representative of the Grantee. The Committee may, in its discretion, require a Grantee's guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the Option on behalf of the Grantee. Except as limited by applicable securities laws and the provisions of Section 8 hereof, shares of Common Stock acquired upon exercise of Options hereunder shall be freely transferable.
          i. Modifications, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan. The Committee may not lower the exercise price of outstanding Options, or accept surrender of outstanding Options (to the extent not theretofore





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exercised) and grant new Options in substitution therefor (to the extent not theretofore exercised) without approval of the holders of a majority of the outstanding voting stock of the Company. The Committee shall not, however, modify any outstanding ISO so as to specify a lower exercise price. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted under the Plan or adversely affect the status of an ISO under Code Section 422.
          j. Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.
          k. Independent Directors Grants. An Option under the Plan for 1,250 shares of Common Stock shall be granted each year to each person who is serving as an Independent Director on the date of the first Board of Directors meeting following the annual stockholders meeting. The exercise price for an Option granted under this Section shall be equal to the fair market value of the shares of Common Stock subject to the Option on the date of grant. Any Options granted to an Independent Director pursuant to this Section 6(k) shall vest and become exercisable, regardless of such Independent Director's continued service as a member of the Board of Directors of the Company, upon the earlier of (i) such Grantee's death or disability, as defined herein, or (ii) three years from the effective date of the grant. For purposes hereof, "Independent Director" shall mean any member of the Company's Board of Directors who during his or her entire term as a director was not employed by Lehman Brothers Inc. or the Company or any of their respective affiliates.





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     7.      Transferability of Option and Stock Acquired Upon Exercise of
             Option.
             a. Except as provided in paragraph (b), an Option shall be transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)).
             b. Notwithstanding anything contained herein to the contrary, the Committee may grant an Option pursuant to an Agreement that permits transfer of any portion of that Option by the Grantee to (i) the Grantee's spouse, children, step-children, grandchildren or step-grandchildren ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, (iii) a partnership in which Immediate Family Members are the only partners or (iv) any other person as determined by the Committee. Such a transfer shall only be permitted if there is no consideration for the transfer, or the transfer is to a partnership in which Immediate Family Members are the only partners and the Grantee's sole consideration for the transfer was an interest in the partnership. Such a transfer shall only become effective upon written notice to the Committee of the transfer. Following the transfer of an Option, it shall remain subject to the same terms and conditions that were applicable immediately prior to the transfer and the term "Grantee" shall be deemed to refer to the transferee except for the events described in paragraphs (d) and (g) in
     Section 6 which shall continue to apply with respect to the original Grantee not the transferee. A transferee of an Option may not transfer the Option except as provided in paragraph (a).
             c. Options shall be exercisable during the Grantee's lifetime only by the Grantee or a transferee pursuant to paragraph (b) hereof, or by the guardian or legal





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     representative of the same.  The Committee may, in its discretion, require a guardian or legal representative to supply it with such evidence as the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the Option on behalf of the Grantee or transferee, as the case may be.
          d. Except as limited by applicable securities laws and the provisions of Section 8 hereof, shares of Common Stock acquired upon exercise of Options hereunder shall be freely transferable.
     8. Securities Law Requirements. If required by the Company, the notice of exercise of an Option shall be accompanied by the Grantee's written representation: (i) that the stock being acquired is purchased for investment and not for resale or with a view to the distribution thereof; (ii) acknowledging that such stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act"); and (iii) agreeing that such stock may not be sold or transferred unless either there is an effective Registration Statement for it under the 1933 Act, or in the opinion of counsel for the Company, such sale or transfer is not in violation of the 1933 Act.
           No Option granted pursuant to this Plan shall be exercisable in whole or in part, nor shall the Company be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale may, in the opinion of counsel for the Company, violate the 1933 Act (or other federal or state statutes having similar requirements), as it may be in effect at that time.
           Each Option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of





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Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
          No person who acquires shares of Common Stock under the Plan may, during any period of time that such person is an affiliate of the Company, within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act, sell such shares of Common Stock, unless such offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
          With respect to individuals subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that such provision or action shall be null and void.
     9. Amendment of the Plan. The Committee may amend the Plan at any time; provided, however, that approval of the holders of a majority of the outstanding voting stock of the Company is required for amendments which:
               (i)    decrease the minimum exercise price for Options;





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              (ii)    extend the term of the Plan beyond ten years;
              (iii) extend the maximum terms of the Options granted hereunder beyond ten years;
              (iv) change the class of eligible employees, officers, directors and other Grantees; or
              (v)     increase the aggregate number of shares of Common
                      Stock which may be issued pursuant to the provisions of the Plan.
              Notwithstanding the foregoing, the Committee may, without the need for stockholders' approval, amend the Plan in any respect necessary to qualify ISOs as incentive stock options under Code Section 422.
              Notwithstanding the foregoing, Section 6(k) may only be amended once every six months, unless the amendment is necessary to conform to changes in the Code, or regulations thereunder.
     10. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Grantee (or upon a transferee of a Grantee) to exercise such Option.
     11. No Limitation on Rights of the Company. The grant of any Option shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
     12. Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any Grantee shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any Grantee for a continuation of





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employment, nor shall it interfere with the right of the Company or an Affiliate to discharge any Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.
     13. Expenses of the Plan. All of the expenses of the Plan shall be paid by the Company.
     14. Effect Upon Other Compensation. Nothing contained herein shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees or directors.
     15. Grantee to Have No Rights as a Stockholder. No Grantee of any Option shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. No Grantee of any Option shall have the rights of a stockholder until he or she has paid in full the exercise price.
     16. Notice. Notice to the Committee shall be deemed given if in writing, and delivered personally or mailed to the Secretary of the Company at its principal executive offices by certified, registered or express mail at the then principal office of the Company.
     17. Governing Law. This Plan and all Option agreements entered into pursuant thereto shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflicts of law rules.





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